Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact:

Jack McGinnis
+1.414.906.7977
jack.mcginnis@manpowergroup.com

ManpowerGroup to Acquire ettain group

•	ettain group is one of the largest privately held IT resourcing and services providers in North America

•

Will become part of ManpowerGroup’s Experis business, further strengthening our global IT leadership and positioning Experis as a $4.5 billion[1] global business specializing in IT resourcing and services

•	Experis will become one of the largest IT resourcing and services providers in North America

•	Purchase price of $925 million in cash, with significant future tax benefits expected with the acquisition

•	Acquisition expected to be accretive to 2021 and 2022 EPS, excluding one-time and integration costs

MILWAUKEE, August 24, 2021 — ManpowerGroup (NYSE: MAN), the leading global workforce solutions company, announced today that it has agreed to acquire ettain group (ettain) for $925 million in cash.

ettain will become part of Experis, ManpowerGroup’s global IT resourcing and services brand, and when combined, the business will have total annual revenues of more than $4.5 billion globally with more than $1.7 billion in North America. The combination will provide increased strength in delivering IT services to the higher growth financial services and health care industries.

ettain is one of the largest privately-held IT resourcing and services providers in North America, with particular strength in Financial Services, Healthcare IT, Government and Technology clients. Founded in 1996, ettain has 28 offices located in 24 key regions across North America and has earned ClearlyRated’s Best of Staffing Diamond Award for both Client and Talent Satisfaction for 10 consecutive years.

For the twelve months ended June 30, 2021, ettain pro forma Revenues and pro forma EBITDA were approximately $724 million and $75 million respectively. Pro forma results assume businesses ettain acquired occurred at the beginning of the period.

[1]	Pro forma revenues with ettain group estimated for 2021.

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Jonas Prising, ManpowerGroup Chairman & CEO, said, “We’re pleased to be announcing the acquisition of ettain, which accelerates our strategy of diversifying our business mix into higher growth and higher value services, continuing the expansion of our U.S. and global Experis IT resourcing and services business”.

Becky Frankiewicz, ManpowerGroup President North America, added, “As companies amplify their investments in technology, demand for the IT skills that Experis provides is accelerating too. That’s why we look forward to welcoming ettain’s talented team to ManpowerGroup. Their impressive growth, proven leadership and winning culture will enable us to extend our capabilities, providing greater solutions expertise and more skilled talent to our clients as well as wider IT opportunities to our Experis consultants across North America”.

Trent Beekman, ettain group CEO, said, “This acquisition creates compelling opportunities for employees and offers superior value for clients. This is a great opportunity for us to leverage our demonstrated expertise and strong reputation with Experis and ManpowerGroup’s global leadership in workforce solutions. The combination of these two great organizations is exciting for our employees and provides many more opportunities to provide value to our clients.”

Under terms of the agreement, ManpowerGroup will acquire all of ettain’s equity for $925 million to be paid at closing. ManpowerGroup expects to fund this acquisition with existing cash and approximately $150 million from its revolving credit facility which it intends to repay over 12 months. The acquisition will primarily be an asset purchase for tax purposes, resulting in significant anticipated annual cash income tax savings to ManpowerGroup. The transaction is subject to regulatory approvals and customary closing conditions and is expected to close as early as late September 2021.

In connection with this announcement, ManpowerGroup will hold an investor conference call live over the Internet today at 7:30 a.m. CDT (8:30 a.m. EDT). Materials for the conference call will be included within the Investor Relations section of our website at manpowergroup.com. Interested parties are invited to listen to the webcast and view the presentation by logging on to http://investor.manpowergroup.com/ in the section titled “Investor Relations.”

Supplemental financial information referenced in the conference call can be found at http://investor.manpowergroup.com/.

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About ManpowerGroup

ManpowerGroup® (NYSE: MAN), the leading global workforce solutions company, helps organizations transform in a fast-changing world of work by sourcing, assessing, developing and managing the talent that enables them to win. We develop innovative solutions for hundreds of thousands of organizations every year, providing them with skilled talent while finding meaningful, sustainable employment for millions of people across a wide range of industries and skills. Our expert family of brands – Manpower, Experis and Talent Solutions – creates substantially more value for candidates and clients across more than 75 countries and territories and has done so for over 70 years. We are recognized consistently for our diversity—as a best place to work for Women, Inclusion, Equality and Disability and in 2021 ManpowerGroup was named one of the World’s Most Ethical Companies for the 12th year—all confirming our position as the brand of choice for in-demand talent.

About ettain group

ettain group is the Talent Solutions Company that delivers Recruitment Solutions and Managed Solutions in 5 practice areas: Technology, Healthcare IT, Digital, Professional, and Government. From discovery to execution, we help our clients successfully design, develop, and deliver critical technology and business initiatives, from providing individual resources, to staffing and managing programs and projects, to running entire recruitment processes. Founded in 1996, with nearly 5,000 employees and consultants currently at work, we offer opportunities across North America, with 28 offices located in 24 key markets. We are a proud recipient of ClearlyRated’s Best of Staffing Diamond Award for both Client and Talent Satisfaction for 10 consecutive years, an honor achieved by less than 1% of our industry. For more information, visit www.ettaingroup.com.

Forward-Looking Statements

This news release contains statements, including without limitation statements regarding anticipated timing and completion of the proposed transaction, anticipated results of the proposed transaction and the impact on our future financial and operating performance, the expected tax treatment of the transaction, anticipated synergies, expected integration and transaction costs, and the intended sources of funds for the transaction, that are forward-looking in nature and, accordingly, are subject to risks and uncertainties. Forward looking statements can be identified through the use of words such as “may,” “will,” “intend,” “should,” “expect,” “believe,” “estimate,” “anticipate” and similar expressions. Actual results may differ materially from those described or contemplated in the forward-looking statements. Factors that may cause actual results to differ materially from those contained in the forward-looking statements include, among others, (i) our inability to achieve expectations regarding the timing, completion, integration, accounting and tax treatments related to the proposed acquisition of ettain; (ii) our inability to achieve expected synergies and operating efficiencies from the proposed acquisition within the expected time frames or at all; (iii) the potential impact of the announcement on relationships with our and/or ettain group’s employees, customers, suppliers and other business partners; (iv) inability to retain key personnel; (v) changes in legislation or regulations; (vi) developments in the COVID-19 pandemic and resulting business and operational impacts on us and/or ettain; (vii) economic, financial or social conditions that could adversely affect us, ettain or the proposed transaction; (viii) unanticipated liabilities or exposures for which we have not been indemnified or otherwise may not recover under insurance or otherwise; and (ix) other risks to ManpowerGroup’s business and results of operations; each as further discussed in ManpowerGroup’s reports filed with the SEC, including the information under the heading “Risk Factors” in its Annual Report on Form 10-K for the year ended December 31, 2020, which information is incorporated by reference. We caution that any forward-looking statement reflects only our belief at the time the statement is made. We undertake no obligation to update any forward-looking statements to reflect subsequent events or circumstances.